UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2007
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21577	84-1100630

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
1821 30th Street
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (303) 440-5220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On August 31, 2007, pursuant to the Agreement and Plan of Merger, dated as of February 21, 2007 (the “Merger Agreement”), by and among the Company, Whole Foods Market, Inc. (“Parent”), a Delaware corporation, and WFMI Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), Purchaser was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, all outstanding shares of common stock of the Company, par value $0.001 per share (including the associated preferred stock purchase rights, the “Shares), other than any Shares in respect of which appraisal rights are validly exercised under Delaware law and any Shares owned by the Company, Parent or any of their respective subsidiaries, were converted into the right to receive $18.50 per Share, without interest, net to the sellers in cash.
     In connection with the consummation of the Merger and the previously completed tender offer by Purchaser for all of the Company’s outstanding common stock, on August 31, 2007, the Company publicly announced by publication on its web site located at www.wildoats.com that holders of its 3.25% Convertible Senior Debentures Due 2034 (the “Debentures”) governed by the Indenture, dated as of June 1, 2004, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), were entitled to surrender their Debentures for conversion and receive a make-whole premium, in each case as described more fully below and in such announcement, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.
     Conversion. In accordance with Section 15.01 (b)(ii) of the Indenture, the Debentures may be surrendered for conversion at any time from and after the date which is fifteen (15) days prior to the anticipated effective date of the Merger until and including the date which is fifteen (15) days after the actual effective date of the Merger. The Company has elected, with the consent of the Trustee, to extend the period for conversion under Section 15.01(b)(ii) to [Friday, September 28], 2007. The conversion rate in effect as of August 31, 2007 is 56.5099 shares of the Company common stock per $1,000 principal amount of Debentures. Each Share issuable upon conversion will convert automatically into the right to receive the Offer Price.
     Make-Whole Premium. The Company will pay to holders of record on August 28, 2007 (the date of the Fundamental Change), a make-whole-premium (a “Make-Whole Premium”) of $9.2631 million, or $80.5483 per $1,000 principal amount of Debentures. The Make-Whole Premium is payable on September 21, 2007 to holders of record as of August 28, 2007. The payment will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     The Company will also send a Fundamental Change Notice to the holders of record on August 28, 2007 that, among other items, will set forth the foregoing information regarding the Make-Whole Premium.
     Holders of Debentures should read carefully the announcement and the Fundamental Change Notice they will be receiving regarding their conversion rights and their rights to require the Company to repurchase their Debentures in connection with the Fundamental Change, as it contains important information as to the procedures and timing for the exercise of such rights.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     The information disclosed in the first paragraph under Item 2.04 above is hereby incorporated by reference.
     As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global market (“NASDAQ”). Accordingly, on August 31, 2007, at the Company’s request, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”) on Form 25 thereby effecting the delisting of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act. The Company will also file with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.
Item 3.02. Unregistered Sales of Equity Securities.
     On August 31, 2007, following acceptance by Purchaser of, and payment for, all Shares tendered in the tender offer, Purchaser exercised its top-up option, provided for in Section 1.5(a) of the Merger Agreement, to purchase directly from the Company that number (but not less than that number) of Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned by Parent, Purchaser and any subsidiaries or affiliates of Parent or Purchaser, taken as a whole, at the time of such exercise, constitutes one share more than 90% of the total Shares then outstanding (assuming the issuance of the Top-Up Shares) at a price per share equal to the Offer Price. Pursuant to the exercise of this option, Purchaser purchased directly from the Company 732,967 Top-Up Shares in consideration for a cash payment of $13,559,889.50 made by Purchaser to the Company. Upon purchasing the Top-Up Shares, Purchaser owns 27,595,216 Shares, representing 90% of the Shares outstanding. After exercise of this top-up option, Purchaser was able to effect a short-form merger of Purchaser with and into the Company under Delaware law, without the need for a meeting of the Company's stockholders.
     The Top-Up Shares were offered and sold to Purchaser in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.
Item 3.03. Material Modification to Rights of Security Holders.
     See Item 2.04 above.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation and the officers of the Company became the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation’s Certificate of Incorporation and Bylaws, or as otherwise provided by applicable law.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the Merger Agreement, at the Effective Time, the Company’s Certificate of Incorporation was amended and restated in its entirety to be identical to the Certificate of Incorporation of Purchaser, as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation set forth therein is “Wild Oats Markets, Inc.”), and such amended and restated certificate of incorporation became the Certificate of Incorporation of the Surviving Corporation.
     Pursuant to the Merger Agreement, at the Effective Time, the Bylaws of Purchaser, as in effect immediately prior to the Effective Time, became the Bylaws of the Surviving Corporation. Following the Merger, the Bylaws of the Surviving Corporation will be amended to provide that the name of the Surviving Corporation set forth therein is “Wild Oats Markets, Inc.”
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Announcement to holders of outstanding Debentures published on the Company’s website located at www.wildoats.com.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILD OATS MARKETS, INC.
Date: August 31, 2007	By:	/s/ Gregory Mays
	Name:	Gregory Mays
	Title:	Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Announcement to holders of outstanding Debentures published on the Company’s website located at www.wildoats.com.